UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2014

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1175 Lancaster Avenue, Suite 100

Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Common Stock Securities Purchase Agreement (“SPA”)

As previously disclosed, on March 3, 2014, the International Centre for Dispute Resolution (the “ICDR”), pursuant to an arbitration claim filed against JetPay Corporation (the “Company”) by EarlyBirdCapital, Inc. (“EBC”), rendered its decision (the “Award”) and ordered the Company to pay damages of $2,070,000 plus interest, attorney’s fees and expenses of approximately $740,000 within 30 days of the decision. In order to satisfy a portion of the Award, on March 28, 2014, the Company entered into a Securities Purchase Agreement (the “Common Stock SPA”) with each of Bipin C. Shah, its Chairman and Chief Executive Officer and C. Nicholas Antich, the President of AD Computer Corporation, a wholly owned subsidiary of the Company. Pursuant to the Common Stock SPA, Messrs. Shah and Antich agreed to purchase an aggregate of 333,333 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a purchase price of $3.00 per share, for an aggregate of $1.0 million. The consummation of the transactions contemplated by the Common Stock SPA is subject to customary closing conditions and is expected to occur in the next week. The foregoing description of the Common Stock SPA is qualified in its entirety by reference to the full text of the Common Stock SPA, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Flexpoint SPA

To satisfy a portion of the remaining balance of the Award, on March 28, 2014, the Company entered into a letter agreement (the “Letter Agreement”) with Flexpoint Fund II, L.P. (“Flexpoint”), pursuant to which Flexpoint agreed to purchase $1.4 million of Series A Preferred Stock of the Company, par value $0.001 per share (“Series A Preferred”), or 4,667 shares, as part of Tranche C of the Securities Purchase Agreement (the “Flexpoint SPA”), dated as of August 22, 2013, among the Company and Flexpoint. Pursuant to the Flexpoint SPA, the Series A Preferred will be purchased at a price of $300 per share. All shares of the Series A Preferred issued will be identical to the shares of Series A Preferred previously issued to Flexpoint in October 2013 pursuant to the Flexpoint SPA. The consummation of the sale of the Series A Preferred is subject to the closing conditions set forth in the Flexpoint SPA and is expected to occur in the next week.

As part of the Letter Agreement, Flexpoint also agreed to consent to the transactions contemplated by the Common Stock SPA. The foregoing description of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of March 28, 2014, by and among the Company, Bipin C. Shah and C. Nicholas Antich.
10.2	Letter Agreement, dated as of March 28, 2014, by and between the Company and Flexpoint.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2014

JETPAY CORPORATION

By:	/s/ Gregory M. Krzemien
Name:	Gregory M. Krzemien
Title:	Chief Financial Officer